As filed with the Securities and Exchange Commission on May 13, 2015.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

GALAPAGOS NV

(Exact name of registrant as specified in its charter)

Belgium	2834	Not applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Generaal De Wittelaan L11 A3

2800 Mechelen, Belgium

+32 1 534 29 00

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CT Corporation System

111 8th Avenue

New York, New York 10011

(212) 894-8800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Bloom Michael H. Bison Goodwin Procter LLP Exchange Place 53 State Street Boston, MA 02109 (617) 570-1000	Nicolas de Crombrugghe Christiaan de Brauw NautaDutilh BVBA Terhulpsesteenweg 120 B-1000 Brussels +32 2 566 80 00	Richard D. Truesdell, Jr. Sophia Hudson Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-203435

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐

Non-Accelerated Filer	☒ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)(3)	Amount of Registration Fee
Ordinary Shares, no par value(4)	$29,079,585	$3,380

(1)	In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form F-1, as amended (File No. 333-203435), is hereby registered.
(2)	Includes (a) additional ordinary shares which the underwriters have the option to purchase, and (b) ordinary shares which are being offered in a private placement in Europe and other countries outside of the United States and Canada but which may be resold from time to time in the United States in transactions requiring registration under the Securities Act or an exemption therefrom. All or part of these ordinary shares may be represented by American Depositary Shares, or ADSs.
(3)	Based on initial public offering price of €37.00 per share in the global offering which is equivalent to a price of $42.05 assuming an exchange rate of $1.1365.
(4)	All ordinary shares will be represented by ADSs in the U.S. offering, with each ADS representing one ordinary share. ADSs issuable upon deposit of the ordinary shares registered hereby have been registered pursuant to a separate Registration Statement on Form F-6.

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

Explanatory Note and Incorporation by Reference

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). The contents of the Registration Statement on Form F-1, as amended (File No. 333-203435) filed by Galapagos NV with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on May 13, 2015, including the exhibits thereto, are incorporated by reference into this Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement on Form F-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Mechelen, Belgium, on May 13, 2015.

GALAPAGOS NV

By:	/s/ Onno van de Stolpe
	Name:	Onno van de Stolpe
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement on Form F-1 has been signed by the following persons in the capacities and on May 13, 2015.

Signature		Title

/s/ Onno van de Stolpe		Chief Executive Officer and Director
Onno van de Stolpe		(Principal Executive Officer)

/s/ Bart Filius		Chief Financial Officer
Bart Filius, MBA		(Principal Financial and Accounting Officer)

*		Chairman of the Board of Directors
Rajesh Parekh, MA, DPhil

*		Director
Harrold van Barlingen, Ph.D.

*		Director
Werner Cautreels, Ph.D.

*		Director
Howard Rowe, JD

*		Director
Katrine Bosley

Puglisi & Associates

By:	*	Authorized Representative in the United States
Name:	Donald J. Puglisi
Title:	Managing Director

*By:	/s/ Onno van de Stolpe	Attorney-in-Fact
Onno van de Stolpe

EXHIBIT INDEX

Exhibit No.	Exhibit Index

5.1	Opinion of NautaDutilh

23.1	Consent of Deloitte Bedrijfsrevisoren BV o.v.v.e. CVBA

23.2	Consent of NautaDutilh (included in Exhibit 5.1)

24.1*	Power of Attorney

*	Previously filed on the signature page to the Registrant’s Registration Statement on Form F-1, as amended (File No. 333-203435), filed with the Securities and Exchange Commission on April 15, 2015 and incorporated by reference herein.